AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT

                    This Amendment No. 2, dated as of July 7, 2008 (“Amendment No.2”) to the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of January 3, 2008, by and among Pharmos Corporation, a Nevada corporation (the “Company”), and the purchasers signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

                    The Company and the Purchasers hereby agree as follows:

          1. Capitalized terms used and not otherwise defined herein that are defined in the Registration Rights Agreement shall have the meanings given such terms in the Registration Rights Agreement.

          2. The Purchasers agree to suspend indefinitely their registration rights under the Registration Rights Agreement until those Purchasers (or their transferees) then holding more than 50% of the Securities (as defined in the Purchase Agreement) not yet sold under the Registration Statement or under Rule 144 Consent to the reinstatement of such registration rights (the “Reinstatement”). Following the Reinstatement, the Effectiveness Date shall be reset as the earlier of (a) the 90th calendar date following the Reinstatement Date and (b) the fifth Business Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments. Notwithstanding the provisions of the Registration Rights Agreement, any Registration Statement will cover the resale of only those Registrable Securities as are permitted by SEC Guidance (defined below), including without limitation, the Manual of Publicly Available Telephone Interpretations, D.29) and that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. The failure by the Company to register any Registrable Securities solely as a result of the limitations identified in the SEC Guidance will not subject the Company to liability for the payment of liquidated damages provided in Section 2(c) with respect to such Registrable Securities not successfully registered for such reason, and any liquidated damages otherwise payable by the Company with respect to all of the Registrable Securities pursuant to Section 2(c) shall be reduced pro rata by a fraction, the numerator of which shall be the number of Registrable Securities not successfully registered and the denominator of which shall be the total number of Registrable Securities held by such Purchaser. For purposes of this Agreement, “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

          3. Except as otherwise set forth herein, the Registration Rights Agreement shall remain in full force and effect.

          4. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                    IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Registration Rights Agreement as of the date first written above.

PHARMOS CORPORATION

By:

Name: S. Colin Neill
Title: President and Chief Financial Officer

[PURCHASER SIGNATURE PAGE]

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP

By: NEA PARTNERS 10, LIMITED PARTNERSHIP, its General Partner

By:

A General Partner

Robert F. Johnston

VENROCK ASSOCIATES

By:

Anthony B. Evnin,
General Partner

VENROCK ASSOCIATES III, L.P.

By:	Venrock Management III LLC
Its: General Partner

By:

Anthony B. Evnin,
Member

VENROCK ENTREPRENEURS FUND III, L.P.

By:	VEF Management III LLC
Its: General Partner

By:

Anthony B. Evnin,
Member